     As filed with the Securities and Exchange Commission on July 29, 1996

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------


                                 ALLERGAN, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                      95-1622442
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)

                           --------------------------

                               2525 Dupont Drive
                            Irvine, California 92612
                                 (714) 752-4500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)

                           --------------------------

                   ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN
                           (Full Title of Plan)

                           --------------------------

                             Francis R. Tunney, Jr.
            Corporate Vice President, General Counsel and Secretary
                                 ALLERGAN, INC.
                               2525 Dupont Drive
                            Irvine, California 92612
                                 (714) 752-4500
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ----------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                         PROPOSED        PROPOSED
                                                         MAXIMUM         MAXIMUM
                                     AMOUNT              OFFERING        AGGREGATE       AMOUNT OF
TITLE OF SECURITIES                  TO BE               PRICE PER       OFFERING      REGISTRATION
 TO BE REGISTERED                 REGISTERED             SHARE(2)        PRICE(2)          FEE
- ----------------------------------------------------------------------------------------------------
Common Stock, $.01 par
  value(1)                      500,000 shares(1)(3)    $40.1875(3)     $20,093,750(3)  $6,928.88(3)
====================================================================================================

(1) Each share of Common Stock includes a Right to purchase one one-hundredth of a share of the Company's Series A Participating Preferred Stock, par value $.01 per share.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) and based on the high and low prices of the Common Stock of Allergan, Inc. as reported on July 23, 1996 on the New York Stock Exchange.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan. Includes related interest in the Trust created pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculations are made for plan interests.

===============================================================================

                       INCORPORATION OF PREVIOUSLY FILED
                            REGISTRATION STATEMENTS

        The contents of the Registration Statement on Form S-8 (Registration No. 33-29528), as amended, filed by Allergan, Inc. (the "Company") on June 26,
1989, and the contents of the Registration Statement on Form S-8 (Registration No. 33-44770), as amended, filed by the Company on December 24, 1991, are incorporated herein by reference and made a part hereof.

ITEM 8.  EXHIBITS.

4.1      Restated Certificate of Incorporation of the Company (filed as Exhibit
         3.1 to the Company's Registration Statement on Form S-1 (No. 33-28855) and incorporated herein by reference)

4.2 Bylaws of the Company (filed as Exhibit 3 to the Company's Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference)

5.1 Opinion of Counsel as to the legality of the securities being registered

5.2 Opinion of Gibson, Dunn & Crutcher, dated June 26, 1989, as to compliance of the Allergan, Inc. Savings and Investment Plan with the requirements of ERISA (filed as Exhibit 5.2 to the Company's Registration Statement on Form S-8 (No. 33-29528), as amended, and incorporated herein by reference)

23.1     Consent of KPMG Peat Marwick LLP, independent auditors

23.2     Consent of Counsel (contained in Exhibit 5.1 hereto)

24       Power of Attorney (contained on signature page hereto)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 23, 1996.


                                     ALLERGAN, INC.

                                     By:  /s/ SUSAN J. GLASS
                                         ----------------------------------
                                              Susan J. Glass, Esq.
                                              Associate General Counsel and
                                              Assistant Secretary



                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints SUSAN
J. GLASS his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.


Signature                                Title                             Date
- ---------                                -----                             ----
/s/ WILLIAM C. SHEPHERD       President, Chief Executive Officer      July 23, 1996
- ---------------------------   and Chairman of the Board
    William C. Shepherd


/s/ ALBERT J. MOYER           Corporate Vice President and            July 23, 1996
- ---------------------------   Chief Financial Officer
    Albert J. Moyer


/s/ HERBERT W. BOYER          Director                                July 23, 1996
- ---------------------------
    Herbert W. Boyer, Ph.D.


                              Director
- ----------------------------
    Tamara J. Erickson

                              Director
- ----------------------------
    Handel E. Evans

/s/ WILLIAM R. GRANT          Director                               July 23, 1996
- ----------------------------
    William R. Grant

/s/ HOWARD E. GREENE          Director                               July 23, 1996
- ----------------------------
    Howard E. Greene, Jr.

/s/ GAVIN S. HERBERT          Director and                           July 23, 1996
- ----------------------------  Chairman Emeritus
    Gavin S. Herbert

/s/ LESTER J. KAPLAN          Director                               July 23, 1996
- ----------------------------
    Lester J. Kaplan, Ph.D.

/s/ LESLIE G. McCRAW          Director                               July 23, 1996
- ----------------------------
    Leslie G. McCraw

/s/ LOUIS T. ROSSO            Director                               July 23, 1996
- ----------------------------
    Louis T. Rosso

/s/ LEONARD D. SCHAEFFER      Director                               July 23, 1996
- ----------------------------
    Leonard D. Schaeffer

/s/ HENRY WENDT               Director                               July 23, 1996
- ----------------------------
    Henry Wendt


THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Trustee of the Allergan, Inc. Savings and Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 23rd day of July, 1996.


                                        ALLERGAN, INC.
                                        SAVINGS AND INVESTMENT PLAN


                                        By:  /s/ FRANCIS R. TUNNEY, JR.
                                           ----------------------------------
                                                 Francis R. Tunney, Jr.
                                                 Member of the Plan Committee

                                 EXHIBIT INDEX


Exhibit
Number       Description
- -------      -----------
4.1          Restated Certificate of Incorporation of the Company*

4.2          Bylaws of the Company*

5.1 Opinion of Counsel as to the legality of the securities being registered

5.2 Opinion of Gibson, Dunn & Crutcher, dated June 26, 1989, as to compliance of the Allergan, Inc. Savings and Investment Plan with the requirements of ERISA*

23.1         Consent of KPMG Peat Marwick LLP, independent auditors

23.2         Consent of Counsel (contained in Exhibit 5.1 hereto)

24           Power of Attorney (contained on signature page hereof)

- --------------
* Incorporated by reference.